Exhibit 1.1

Execution Version

Triumph Bancorp, Inc.

(a Texas corporation)

2,200,000 Shares of Common Stock

(Par Value $0.01 per Share)

UNDERWRITING AGREEMENT

July 27, 2017

Stephens Inc.

111 Center Street

Little Rock, Arkansas 72201

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue

4th Floor

New York, New York 10019

as Representatives of the Underwriters

named in Schedule A hereto

Ladies and Gentlemen:

Triumph Bancorp, Inc., a Texas corporation (the “Company”), confirms its agreement, subject to the terms and conditions stated in this Underwriting Agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof)), for which Stephens Inc. and Keefe, Bruyette & Woods, Inc. are acting as representatives (in such capacity, the “Representatives”), an aggregate of 2,200,000 shares (the “Firm Shares”) and, at the election of the Underwriters through the Representatives, up to an additional 330,000 shares (the “Option Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the Firm Shares and the Option Shares are herein collectively called the “Shares”).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-213169), which includes the form of prospectus covering the registration of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430A and/or Rule 430B of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. The

information included in such prospectus that was omitted from the registration statement at the time it became effective but is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A or Rule 430B of the 1933 Act Regulations is referred to as “Rule 430 Information.” Such registration statement, including any amendments thereto, the exhibits and schedules thereto, if any, but excluding Form T-1, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, and including the Rule 430 Information, as applicable, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include all such Rule 462(b) Registration Statements. The form of prospectus appearing in the Registration Statement at the time of its initial effectiveness and including the documents incorporated by reference therein, is hereinafter called the “Base Prospectus.” The Base Prospectus, as supplemented by the final prospectus supplement used in connection with the offering of the Shares as filed with the Commission pursuant to Rule 424(b), and including the documents incorporated by reference therein, is hereinafter called the “Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement in the form of which has been or will be filed with the Commission pursuant to Rule 424(b) relating to the offering of the Shares that omits the Rule 430 Information, and including the documents incorporated by reference therein, is hereinafter called a “preliminary prospectus.” All references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below). For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated therein by reference; and all references in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of a post-effective amendment, any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated therein by reference, or form of prospectus.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto, (B) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and (C) at the date hereof, the Company was not nor is it an “ineligible issuer” (as defined in Rule 405).

The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective on September 23, 2016, and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration

Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any requests on the part of the Commission for additional information with respect to the Registration Statement. The Registration Statement meets the requirements set forth in Rule 415 of the 1933 Act Regulations.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Shares are purchased, at the Date of Delivery), the Registration Statement, any amendments thereto and any Rule 462(b) Registration Statement complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain, as the case may be, an untrue statement of a material fact or omitted, or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Shares are purchased, at each Date of Delivery), included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Base Prospectus, each preliminary prospectus and the Prospectus complied, when filed with the Commission, in all material respects with the 1933 Act and 1933 Act Regulations, and the Base Prospectus, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, each Issuer-Represented Free Writing Prospectus (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Registration Statement relating to the Shares initially became effective within three years of the date hereof.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus or the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this paragraph, the only information so furnished shall be the information under the captions “Underwriting—Stabilization” and “Underwriting—Passive Market Making” and in the second and third sentences of the fourth paragraph under the caption “Underwriting—Underwriting Discount and Expenses” contained in the Prospectus (collectively, the “Underwriter Information”).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 8:05 a.m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus,” at any given time, means the Base Prospectus and the preliminary prospectus supplement relating to the offering of the Shares dated July 26, 2017, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein at such time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in (h)(1) of Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (A) is required to be filed, or is filed, with the Commission by the Company, including the Issuer-Represented Free Writing Prospectus set forth on Schedule B hereto, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary prospectus or other prospectus deemed to be a part thereof that has not been superseded or modified, including any document incorporated by reference therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective or when such incorporated documents were filed with the Commission, as the case may be, did not, and at the Applicable Time did not and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. Crowe Horwath LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations and the rules of the Public Company Accounting Oversight Board and, to the Company’s knowledge, is not and has not been in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) in respect of the Company.

(iv) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and the statement of income, comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in compliance with the 1933 Act and the 1934 Act and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package, preliminary prospectus and the

Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. No other financial statements are required to be included in the Registration Statement. The supporting schedules, if any, included therein present fairly, in all material respects, the information required to be stated therein. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10(e) of Regulation S-K under the 1933 Act, as applicable, in all material respects.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined below), (B) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and the transactions contemplated by the Purchase and Assumption Agreement, dated as of June 23, 2017, by and between TBK Bank, SSB, a Texas state-chartered savings bank (the “Bank”), and Independent Bank, a Texas state-chartered bank, and the Agreement and Plan of Merger, dated as of July 26, 2017, by and among the Company, Valley Bancorp, Inc., a Colorado corporation, and James J. O’Dell as Shareholder Representative (as defined therein), which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any material change in the capital stock of the Company or any of its Significant Subsidiaries (as defined below) (other than transfers or issuances of capital stock in the ordinary course of business pursuant to the Company’s employee benefit plans or repurchases of common stock by the Company pursuant to a share repurchase program disclosed in the Prospectus) or any material increase in the indebtedness of the Company or its Significant Subsidiaries, and (D) except for (i) publicly-disclosed regular dividends on the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock (the “Company preferred stock”), and (ii) regular quarterly dividends on the trust preferred securities issued by subsidiaries of the Company (the “trust preferred securities”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. For purposes of this Agreement, “Material Adverse Effect” means any change, fact, event, circumstance or development that could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, properties or business, of the Company and its subsidiaries, considered as one enterprise.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, to enter into and perform its obligations under this Agreement and to issue the Shares. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not be reasonably expected to result in a Material Adverse Effect.

(vii) Corporate Existence of Subsidiaries. Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the

General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The Bank is a state savings bank chartered under the laws of the State of Texas, its charter is in full force and effect. With respect to each Significant Subsidiary of the Company, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except for the trust preferred securities, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of any preemptive or similar rights of any security holder of such Significant Subsidiary. A list of all subsidiaries of the Company is contained on Schedule D-1 hereto. The Bank and Advance Business Capital, LLC, a Delaware limited liability company, are the only Significant Subsidiaries of the Company and do not themselves have any subsidiaries other than those listed in Schedule D-2.

(viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). All shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company other than those rights which have been validly waived by the securityholder entitled to such rights prior to the date of this Agreement.

(xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or bylaws, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except, in each case, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Agreements and Instruments, (ii) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations (each, a “Governmental Entity”) except, with respect to clauses (i) and (iii), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xii) Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of the Nasdaq Global Select Market (“Nasdaq”) for continued listing of its Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of its Common Stock on Nasdaq, nor has the Company received any notification that the SEC or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of Nasdaq.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or (B) would reasonably be expected to result in a Material Adverse Effect or (C) would materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject, including ordinary routine litigation incidental to the business, which would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the Company has duly elected to be a financial holding company under the BHC Act. The Bank holds the requisite authority to do business as a validly existing state savings bank chartered under the laws of the State of Texas.

(xvi) Regulatory Matters. The Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Texas Department of Savings and Mortgage Lending (including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act). Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any Governmental Entity that currently relates to or restricts in any material respect (considered on a consolidated basis) the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management in any material respect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement. The Bank has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is reasonably expected to result in a Material Adverse Effect.

(xvii) No Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xviii) Dividends. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is subject to any material direct or indirect prohibition on, or order, agreement, instrument or applicable law restricting them from, paying any dividends to the Company, making any other distribution on such subsidiary’s capital stock, repaying to the Company any loans or advances to such subsidiary from the Company or transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or required to be filed as exhibits thereto which have not been so described and filed as required.

(xx) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names (collectively, “Intellectual Property”) necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) do not, singly or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (C) would not reasonably be expected to have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would reasonably expected to have a Material Adverse Effect.

(xxiv) Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations, licenses and approvals required to be held by them under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi) Taxes. The Company and each of its subsidiaries has (A) timely filed all material foreign, federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, and (B) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility and standing in such amounts and covering such risks and losses as the Company reasonably believes are prudent, adequate and customary for the conduct of the business of the Company and its subsidiaries and the value of their properties. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxviii) Statistical and Market Data; Forward-Looking Statements. All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package, preliminary prospectus and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(xxix) Internal Control Over Financial Reporting. The Company and its subsidiaries maintain a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective. Since the date of the Company’s latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities to allow timely decisions regarding required disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s and its subsidiaries disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

(xxxi) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxxiii) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other payment in violation of any applicable law, rule or regulation.

(xxxiv) Compliance with Money Laundering Laws. Neither the Company nor any of its subsidiaries has violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of any jurisdiction, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(xxxv) OFAC. None of the Company, any subsidiary of the Company or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (1) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (2) the government of any Sanctioned Country, (3) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (4) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law, or (C) is a person, entity or organization currently the subject of any Sanctions or (D) located, organized or resident in any Sanctioned Country.

(xxxvi) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder.

(xxxvii) No Stabilization or Absence of Manipulation. Neither the Company nor any of its subsidiaries, nor any affiliate of the Company or its subsidiaries, has taken, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of the Shares.

(xxxviii) No Unauthorized Use of Prospectus. Neither the Company nor any of the Company’s subsidiaries or other affiliates has distributed or prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Shares, will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

(xxxix) Lock-up Agreements. Each of the officers of the Company, as defined by Rule 16a-1(f) of the 1934 Act Regulations, and the directors, in each case as listed on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(j) hereof.

(xl) Brokers’ Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or any other similar fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xli) ERISA. The Company and each of its subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or their respective ERISA Affiliates would have any liability. The Company and each of its subsidiaries and their respective ERISA Affiliates have not incurred, nor do they expect to incur, liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company and each of its subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xlii) Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance, in all material respects, with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xliii) Regulatory Compliance. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.

(xliv) Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably expected to have a Material Adverse Effect.

(xlv) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at the price per share set forth in Schedule C, the respective number of Firm Shares set forth in Schedule A opposite its name, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 330,000 shares of Common Stock, at the price per share set forth in Schedule C. The option hereby granted may be exercised in whole or in part from time to time through the 30th day after the date of this Agreement, upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Representatives in the notice of exercise, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment of the purchase price of the Shares shall be made by the Representatives to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Firm Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Firm Shares and the Option Shares, if any, will be made available for examination and packaging by the Representatives in the District of Columbia not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants.

(a) Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 430B, as applicable, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any preliminary prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or Prospectus (including comments with respect to any information incorporated by reference therein) or the transactions contemplated hereby, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the Registration Statement, Prospectus or the transactions contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Rule 462(b) Registration Statement under the 1933 Act or of any order of any Governmental Entity preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its reasonable best efforts to prevent the issuance of any stop order, and, if any stop order is issued, to promptly obtain the lifting thereof.

(ii) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment or supplement to the Registration Statement (including any filing under Rule 462(b)), or any amendment or supplement to either any preliminary prospectus or the

Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(iii) Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Base Prospectus and any preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations, would be) required by the 1933 Act to be delivered in connection with sales of the Shares ending no later than nine months from the date hereto (the “Delivery Period”), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare and file with the Commission, subject to Section 3(a)(ii) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible, and (C) furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company has or will promptly notify the Representatives and has or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Blue Sky Qualifications. If required by applicable law, the Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for the Delivery Period; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for the Delivery Period. The Company will use its reasonable best efforts to also supply the Underwriters with such information as is necessary for the determination of the legality of the Shares for investment under the laws of such jurisdiction as such Underwriter may request.

(vii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(viii) Listing. The Company will use its reasonable best efforts to maintain listing of the Shares on Nasdaq and file with Nasdaq all documents and notices required by Nasdaq.

(ix) Restriction on Sale of Shares. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the 1934 Act Regulations, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise or settlement of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus provided that such options shall not be vested and exercisable within the 90-day period referred to above. The Company also agrees that during the Lock-Up Period, other than for the sale of Common Stock hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans. Notwithstanding the foregoing, the Company may, during the Lock-Up Period, enter into agreements providing for the issuance of up to 10% of the outstanding shares of Common Stock of the Company in connection with the acquisition of, a joint venture with or a merger with another company.

(x) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(xi) Lock-up Agreements. The Company agrees to enforce its rights under any of its existing registration rights agreements and/or shareholders’ agreement to restrict the transfer of securities within the 90-day period following the Closing Time.

(xii) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or the Company, as applicable, is hereinafter referred to as a “Permitted Issuer Free Writing Prospectus.” The Company represents that it has treated, or agrees that it will treat, each Permitted Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and recordkeeping.

(xiii) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of DTC, if required.

(xiv) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to completion of the distribution of the Shares within the meaning of the 1933 Act.

(b) Covenant of the Underwriters. Each Underwriter, severally and not jointly, agrees with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including the filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, and the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of DTC, if required, (vi) the printing and delivery to the Underwriters of copies of the Base Prospectus, any preliminary prospectus, any Permitted Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (vii) the fees and expenses of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, and (x) the fees and expenses incurred in connection with the listing of the Shares on Nasdaq.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their documented out-of-pocket expenses including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred by the Underwriters in connection with this Underwriting Agreement and the offering contemplated hereby, subject to the applicable limitations provided by Section 4(a) above. The Company shall not be required to pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Shares.

SECTION 5. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the Representatives’ satisfaction in all material respects, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) shall have been received by the Company and no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for any of those purposes shall have been instituted, be pending or, to the Company’s knowledge, be contemplated by the Commission. Each preliminary prospectus, each “issuer free writing prospectus,” as defined in Rule 433, and the Prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or Rule 430B).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinions, dated as of the Closing Time, from each of Wachtell, Lipton, Rosen & Katz, counsel for the Company, and Adam D. Nelson, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Covington & Burling LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Crowe Horwath LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time the Representatives shall have received from Crowe Horwath LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) Certificate of Chief Financial Officer. At the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.

(h) Approval of Listing. The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(i) No Objection. FINRA shall have raised no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

(k) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(l) No Important Changes. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) or made any public announcement of any intended or potential decrease in or withdrawal of any such rating.

(m) Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The opinions of Wachtell, Lipton, Rosen & Katz, counsel for the Company, and Adam D. Nelson, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The opinion of Covington & Burling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Crowe Horwath LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) Certificate of Chief Financial Officer. A certificate executed by the Chief Financial Officer of the Company, dated as of such Date of Delivery, in form and substance satisfactory to the Representatives.

(n) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 14 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its selling agents, directors, officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, if applicable, or the Base Prospectus, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. In any action the defense of which is assumed by the indemnifying party pursuant to this Agreement, an indemnified party shall have the right to participate in such action and to retain its own counsel at the expense of such indemnified party, except that the fees and expenses of such counsel shall be borne by the indemnifying party if (i) the indemnifying party and such indemnified party shall have mutually agreed in writing to the retention of such counsel, (ii) the indemnifying party shall have failed in a timely manner to assume the defense and employ counsel reasonably satisfactory to the indemnified party in such action, or (iii) the indemnified party reasonably determines that defenses may be available to the indemnified party which are not available to the indemnifying party or may not be consistent with the best interests of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts, fees and commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and such Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or by or on behalf of the Company, and (ii) delivery of and payment for the Shares.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect; (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either federal, New York or Texas authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 14 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. Notwithstanding the foregoing provisions of this Agreement to the contrary, if one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the total number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the total number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Legal Dept. and Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, with a copy (which shall not constitute notice) to Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, Attention: Michael P. Reed (email: mreed@cov.com). Notices to the Company shall be directed to it at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251, Attention: Adam D. Nelson, Executive Vice President and General Counsel (email: ANelson@tbkbank.com),with a copy (which shall not constitute notice) to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, Attention: Mark F. Veblen (email: mfveblen@wlrk.com).

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or entity. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed, and will not assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has an obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) each Underwriter and its Affiliates is engaged in a broad range of transactions that involve interests that differ, or may differ, from those of the Company, and (v) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16. Jurisdiction; Waiver of Jury Trial; Venue. The Company and each Underwriter hereby expressly and irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) waives (i) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Underwriters and for any counterclaim related to any of the foregoing and (ii) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

TRIUMPH BANCORP, INC.

/s/ Aaron P. Graft
By:	Aaron P. Graft
Title:	Chief Executive Officer and President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

STEPHENS INC.

KEEFE, BRUYETTE & WOODS, INC.

Acting individually and as Representatives of the

several Underwriters named in Schedule A hereto

STEPHENS INC.

/s/ Scott Studwell
By:	Scott Studwell
Title: Managing Director

KEEFE, BRUYETTE & WOODS, INC.

/s/ Victor Sack
By:	Victor Sack
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Underwriter	Number of Firm Shares
Stephens Inc.	880,000
Keefe, Bruyette & Woods, Inc.	770,000
Sandler O’Neill & Partners, L.P.	275,000
Wells Fargo Securities, LLC	275,000
Total	2,200,000

Schedule A-1

SCHEDULE B

Issuer-Represented Free Writing Prospectus

1. Investor Presentation filed with the Commission on July 26, 2017.

Schedule B-1

SCHEDULE C

TRIUMPH BANCORP, INC.

2,200,000 Shares of Common Stock

(Par Value $0.01 per share)

1. The public offering price per share for the Shares, determined as provided in said Section 2, shall be $27.50.

2. The purchase price per share for the Shares to be paid by each Underwriter shall be $26.125, being an amount equal to the public offering price set forth above less $1.375 per share; provided that the purchase price per share for any Option Shares purchased upon the exercise of the option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares.

Schedule C-1

SCHEDULE D-1

Subsidiaries of the Company

TBK Bank, SSB (including dba Triumph Community Bank)

National Bancshares Capital Trust I

National Bancshares Capital Trust II

Triumph CRA Holdings, LLC

Doral Money, Inc. (and its subsidiary DLAM, LLC)

ColoEast Capital Trust I

ColoEast Capital Trust II

Schedule D-1-1

SCHEDULE D-2

Subsidiaries of the Bank

Advance Business Capital LLC (d/b/a Triumph Business Capital, LLC)

Triumph Insurance Group, Inc.

FWQCM, LLC

QC Land Dev, LLC

Subsidiaries of Advance Business Capital LLC

Schedule D-2-1

SCHEDULE E

The following persons and entities shall execute and deliver lock-up agreements in the form of Exhibit A:

Executive Officers
Aaron P. Graft	Director, Vice Chairman, Chief Executive Officer & President
R. Bryce Fowler	Executive Vice President, Chief Financial Officer, Treasurer
Gail Lehmann	Executive Vice President, Secretary
Adam D. Nelson	Executive Vice President, General Counsel
Daniel J. Karas	Executive Vice President, Chief Lending Officer of TBK Bank, SSB

Board of Directors
Charles A. Anderson
Richard L. Davis
Robert Dobrient
Douglas M. Kratz
Maribess L. Miller
Frederick P. Perpall
Michael P. Rafferty
Carlos M. Sepulveda, Jr.
C. Todd Sparks
Justin N. Trail

Schedule E-1

EXHIBIT A

LOCK-UP AGREEMENT

July 26, 2017

STEPHENS INC.

111 Center Street

Little Rock, Arkansas 72201

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue

4th Floor

New York, New York 10019

as Representatives of the Underwriters

named in Schedule A of the Underwriting Agreement

Re:	Proposed Public Offering by Triumph Bancorp, Inc.

Ladies and Gentlemen:

The undersigned, an executive officer and/or director of Triumph Bancorp, Inc., a Texas corporation (the “Company”), understands that Stephens Inc. (“Stephens”) and Keefe, Bruyette & Woods, Inc. (“KBW”), as representatives of the several Underwriters (each an “Underwriter,” collectively the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that the Offering will confer upon the undersigned as an executive officer and/or director of the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Stephens and KBW, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (“Related Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any Related Securities, whether any such swap, hedge or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

Exhibit A-1

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof or contemplated to come into effect during the Lock-Up Period to a lender to the undersigned and, in either case, disclosed in writing to Stephens and KBW prior to the execution of this Lock-Up Agreement; (ii) transactions relating to shares of Common Stock or Related Securities acquired in open market transactions after completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or Related Securities acquired in such open market transaction; or (iii) bona fide gifts by the individuals set forth on Schedule A hereto not in excess of the number of shares of Common Stock set forth opposite such individual’s name on Schedule A that would otherwise be prohibited by this Lock-Up Agreement (and not otherwise permitted by this paragraph), and disclosed in writing to Stephens and KBW prior to the execution of this Lock-Up Agreement; and (B) the undersigned may transfer the undersigned’s shares of Common Stock or Related Securities (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein; (ii) to any trust, family limited partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iii) by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, (iv) pursuant to the exercise by the undersigned of stock options, upon a payment in cash or otherwise, or vesting of outstanding restricted stock awards or other similar equity incentive awards that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is in place prior to the date of the Underwriting Agreement), where the shares of Common Stock received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement; (v) to the Company, to satisfy any tax withholding obligations of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise or vesting of equity awards outstanding or hereinafter granted under any exercise by the undersigned of stock options or vesting of outstanding restricted stock awards or other similar equity incentive awards that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement (or are granted after the date of the Underwriting Agreement pursuant to a plan or arrangement that is in place prior to the date of the Underwriting Agreement); (vi) pursuant to a settlement proceeding or order of a court or regulatory agency, provided that the transferee agrees, to the extent not prohibited by such settlement or order, to be bound in writing by the restrictions set forth herein; or (vii) with the prior written consent of Stephens and KBW. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned may establish a contract, instruction or plan after the date hereof that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”), provided that no sales of Common Stock or Related Securities shall be made pursuant to such 10b5-1 Plan prior to the expiration of the Lock-Up Period.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this Lock-Up Agreement and that the undersigned now has and, except as contemplated by the foregoing paragraph, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

Exhibit A-2

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of Stephens and KBW (which consent may be withheld in their sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Related Securities and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement without any further action on the part of the undersigned and this Lock-Up Agreement shall be of no further force and effect. Notwithstanding anything herein to the contrary, this Lock-Up Agreement shall automatically terminate and be of no further effect as of 5:00 p.m. Eastern Time on August 31, 2017, if a closing for the Offering has not yet occurred prior to that time.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Exhibit A-3

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Signature:

Name:

[Signature Page to Lock-Up Agreement]

SCHEDULE A